Exhibit 10.7

REVOLVING LOAN AGREEMENT

Dated as of July 1, 2021

Golub Capital Direct Lending Corporation, a Maryland corporation (the “Borrower”), and GC Advisors LLC, a Delaware limited liability company (the “Lender”), agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 17):

1.                  Loans. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to advance, from time to time during the period from the date hereof through the Business Day immediately preceding the Maturity Date, amounts in Dollars to the Borrower (the “Loans”), the aggregate outstanding principal amount of which shall not exceed $40,000,000 (the “Commitment”) at any time. Within the limits set forth in the preceding sentence and subject to the conditions of this Agreement, amounts of Loans that are repaid may be re-borrowed under this Section 1. Upon the fulfillment of the conditions specified in Section 6, each Loan shall be disbursed by the Lender on the requested date therefor in Dollars in funds immediately available to the Borrower in such manner as shall be reasonably acceptable to the Lender.

2.                  Interest. Interest on each Loan shall accrue at the Applicable Federal Rate from the date of such Loan until such Loan is repaid in full. Interest shall be calculated on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed and shall be payable in cash on the first Business Day of each calendar quarter, beginning on October 1, 2021, or, if earlier, on the date on which the outstanding principal amount of such Loan is repaid or prepaid in accordance with the terms hereof but no later than the Maturity Date.

3.                  Repayment.

(a)               Maturity. The Borrower promises to repay the entire unpaid principal amount of all Loans and all accrued but unpaid interest on the Maturity Date.

(b)               Voluntary Prepayment. The Borrower may, at any time and from time to time, prepay, without premium or penalty, the Loans in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal prepaid. Each prepayment of the Loans by the Borrower pursuant to this Section 3(b) shall be allocated first to accrued but unpaid interest in such Loans to the date of such prepayment and then to unpaid principal amounts outstanding under such Loans.

4.                  Evidence of Indebtedness. The Loans and the Borrower’s obligation to repay the Loans in accordance with this Agreement shall be evidenced by this Agreement, the records of the Lender and a promissory note of the Borrower in the form of Exhibit A hereto dated as of the date hereof payable to the order of the Lender in a principal amount set forth in such promissory note from time to time, which shall not at any time exceed the Commitment (the “Note”).

5.                  Lender Acknowledgement. The Lender acknowledges that any wholly-owned subsidiary of the Borrower is a legal entity separate from the Borrower and the assets of any such subsidiary are not intended to be available to satisfy any obligations of the Borrower hereunder or under the Note.

6.                  Conditions to Loans. The obligation of the Lender to make each Loan is subject to the fulfillment of each of the following conditions, in form and substance satisfactory to the Lender:

(a)               the Lender shall have received the Note, duly executed by the Borrower;

(b)               each representation and warranty contained in this Agreement shall be true and correct, and no Event of Default shall have occurred and be continuing, in each case as of the date each Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof; and

(c)               the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested.

7.                  Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make each Loan hereunder, the Borrower represents and warrants that:

(a)               the Borrower is duly incorporated, validly existing and in good standing under the laws of Maryland;

(b)               the Borrower has the power and authority to execute, deliver and perform the terms hereof; and the execution, delivery and performance by the Borrower of this Agreement and the Note have been duly authorized by all necessary action and do not contravene (i) the Borrower’s charter or amended and restated bylaws or (ii) law or any contractual restriction binding upon or affecting the Borrower or its property;

(c)               this Agreement and the Note have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally;

(d)               the execution, delivery and performance of this Agreement and the Note in accordance with their respective terms, and each borrowing of the Loans hereunder, do not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of the Borrower under, any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any organizational document to which the Borrower is a party or by which the Borrower or any of its properties may be bound.

8.                  Covenants. From the date hereof until the date upon which the Commitment shall have terminated (whether as a result of the expiration of the period described in Section 1 or pursuant to the last paragraph of Section 9) and the Loans and all other amounts payable or accrued hereunder (the “Repayment Date”) shall have been paid in full, the Borrower shall:

(a)               Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (ii) comply with applicable law in all material respects, and (iii) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except to the extent that the failure to take such action or obtain any such consent or approval could not reasonably be expected to have a material adverse effect on the Borrower; provided, however, that neither the Borrower nor any of its subsidiaries shall be required to preserve any right or franchise if the board of directors, manager or member, as applicable, of the Borrower or such subsidiary shall determine that the preservation thereof is no longer desirable for the conduct of the business of the Borrower or such subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such subsidiary or the Lender.

(b)               Information. Upon the request from time to time of the Lender, the Borrower shall promptly furnish to the Lender such documents and information regarding this Agreement, the Note, the Loans, and the business, assets, liabilities, financial condition (including financial statements of the Borrower), results of operations or business prospects of the Borrower, as the Lender may request, in each case in form and substance reasonably satisfactory to the Lender.

9.                  Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall have occurred and be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):

(a)               any payment of principal of the Loans or the Note shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement and the Note;

(b)               any payment of interest on the Loans or the Note shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement and the Note, and such default is not cured within two days;

(c)               the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein, and such default shall continue without cure for a period of 30 days after receipt of written notice thereof from the Lender, or any representation or warranty contained herein or therein shall at any time prove to have been incorrect or misleading in any material respect when made; or

(d)               a case or proceeding shall be commenced against the Borrower, or the Borrower shall commence a voluntary case, in either case seeking relief under any Bankruptcy Law, in each case as now or hereafter in effect, or the Borrower shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or for all or any part of its property, or the Borrower shall make a general assignment for the benefit of its creditors, or the Borrower shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;

then during the continuance of any Event of Default (other than any Event of Default specified in clause (d) above), the Lender may by written notice to the Borrower declare, in whole or from time to time in part, the principal of, and accrued interest on, the Loans and the Note and all other amounts owing hereunder to be, and the Loans and the Note and such other amounts shall thereupon and to that extent become, due and payable to the Lender. During the continuance of any Event of Default specified in clause (d) above, automatically and without any notice to the Borrower, the principal of, and accrued interest on, the Loans and the Note and all other amounts payable hereunder shall be due and payable to the Lender and the Commitment shall terminate.

10.              Notices and Deliveries. All notices, communications and material to be given or delivered hereunder shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

If to the Lender:

GC Advisors LLC
200 Park Avenue, 25th Floor, New York, NY 10166

Attention: David B. Golub

Fax: (212) 750-3756

If to the Borrower:

Golub Capital Direct Lending Corporation

200 Park Avenue, 25th Floor, New York, NY 10166

Attention: David B. Golub

Fax: (212) 750-3756

11.              Assignment.

(a)               The Borrower may not assign any of its rights or obligations under this Agreement or the Note without the prior written consent of the Lender.

(b)               The Lender may not assign any of its rights or obligations under this Agreement or the Note without the prior written consent of the Borrower; provided that the Lender may do any of the following from time to time without the consent of the Borrower: (i) assign any or all of its rights and obligations under this Agreement or the Note to one or more Affiliates; (ii) pledge or otherwise grant a security interest or lien in any of its rights, obligations or interests under this Agreement and/or the Note to one or more of its lenders or (ii) transfer any of its rights, obligations or interests under this Agreement or the Note to any Person in connection with any exercise of remedies by any of its lender(s).

12.              Enforcement Expenses. The Borrower shall pay or reimburse the Lender for all costs and expenses (including but not limited to fees and disbursements of legal counsel) incurred by the Lender in connection with, arising out of, or in any way related to, the enforcement, exercise, preservation or protection by the Lender of any of its rights under this Agreement or the Note.

13.              Judicial Proceedings; Waiver of Jury Trial. Each of the Borrower and the Lender agree to submit to personal jurisdiction in any court of competent jurisdiction in New York, New York, and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Each of the Borrower and the Lender hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 10. THE BORROWER AND THE LENDER WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS AGREEMENT OR THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.              LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

15.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.              Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.

17.              Definitions. For purposes of this Agreement:

“Affiliate” of a specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.

“AFR” shall mean the short-term applicable federal rate for quarterly compounding, as described under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

“Agreement” shall mean this Revolving Loan Agreement, as amended from time to time.

“Applicable Federal Rate” shall mean, with respect to the Loans, the greater of (a) the AFR in effect on the first day of the quarter and (b) the AFR in effect on the first day of the quarter in which any Loan still outstanding is made.

“Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Borrower” is defined in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized to close.

“Commitment” is defined in Section 1 of this Agreement.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Event of Default” is defined in Section 9 of this Agreement.

“Loans” is defined in Section 1 of this Agreement.

“Lender” is defined in the first paragraph of this Agreement.

“Maturity Date” shall mean the earlier of (a) the third anniversary of the date of this Agreement, (b) a distribution to stockholders of the Borrower of either (i) cash proceeds from an orderly liquidation of the Borrower’s investments or (ii) securities or other assets of the Borrower as a distribution-in-kind, and (e) a sale of some or all of the Borrower’s assets or common stock to, or other liquidity event with, an entity for consideration of either cash and/or publicly listed securities of the acquirer.

“Note” is defined in Section 4 of this Agreement.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Repayment Date” is defined in Section 8 of this Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

GOLUB CAPITAL DIRECT LENDING CORPORATION

By:
Name: David B. Golub
Title: President and Chief Executive Officer

LENDER:

GC ADVISORS LLC

By:
Name: David B. Golub
Title: President

[Signature Page to Revolving Loan Agreement]

EXHIBIT A

PROMISSORY NOTE

U.S. $ 40,000,000	July 1, 2021

FOR VALUE RECEIVED, Golub Capital Direct Lending Corporation, a Maryland corporation (the “Borrower”), hereby promises to pay to the order of GC Advisors LLC, a Delaware limited liability company (the “Lender”), the principal amount equal to the aggregate unpaid principal amount advanced to the Borrower by the Lender under the Loan Agreement referred to below (the “Loans”) as set forth from time to time on the grid attached hereto, or on a continuation thereof (collectively, the “Grid”) (such amount not to exceed Forty Million Dollars (U.S. $40,000,000)), with interest accrued on the Loans as provided in the Loan Agreement on the dates and in the amounts specified in the Loan Agreement. All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of funds and in the matter specified in the Loan Agreement.

The holder hereof is authorized to endorse on the Grid, the principal amount of each Loan and each payment or prepayment with respect thereto.

Presentation, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the Borrower. No delay or omission by the Lender in exercising its rights under this Note shall operate as a waiver of such rights, nor shall the exercise of any right with respect to this Note waive or preclude the later exercise of such right or any other right.

This Note evidences the Loans made under, and is entitled to the benefits of, the Revolving Loan Agreement, dated as of the date hereof, by and between the Borrower and the Lender, as the same may be amended from time to time (the “Loan Agreement”). Reference is made to the Loan Agreement for provisions relating to the prepayment and the acceleration of the maturity hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

GOLUB CAPITAL DIRECT LENDING CORPORATION

By:
Name: David B. Golub
Title: President and Chief Executive Officer

GRID

PROMISSORY NOTE

Amount of
		Principal Paid	Unpaid Principal
	Amount of	or	Amount of	Notation
Date	Loan	Prepaid	Note	Made By